Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated March 7, 2025, with respect to the financial statements included in the Annual Report of Sui Group Holdings Limited (formerly Mill City Ventures III, Ltd.) on Form 10-K for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Boulay PLLP

Boulay PLLP

Minneapolis, Minnesota

September 16, 2025